UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

____________________

Date of report (Date of earliest event reported): December 15, 2009

THE PENN TRAFFIC COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-8858 (Commission File Number)	25-0716800 (IRS Employer Identification No.)

1200 State Fair Boulevard
Syracuse, New York 13221-4737
(Address of Principal Executive Offices) (Zip Code)

(315) 453-7284
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously disclosed, on November 18, 2009, The Penn Traffic Company, and each of its direct and indirect subsidiaries, including Penny Curtiss Baking Company, Inc. (“PCBC”) and Big M Supermarkets, Inc. (together with the Company and PCBC, the “Debtors”) filed voluntary petitions (the “Chapter 11 Petitions”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Debtors are continuing to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and no trustee or examiner has been appointed in the Company’s case.

New Asset Purchase Agreement with Price Chopper

On December 15, 2009, the Company, as successor to P & C Food Markets, Inc. entered into an asset purchase agreement with Price Chopper Operating Co., Inc. (“Price Chopper”) pursuant to which the Company has agreed to sell Price Chopper substantially all the assets used in the operation of 22 of the Company’s retail stores (the “PC Stores”), in exchange for $54.0 million (the “Purchase Price”) and the assumption of certain liabilities associated with these operations (the “Asset Purchase Agreement”).  The Asset Purchase Agreement supersedes the Company’s prior asset purchase agreement with Price Chopper, dated December 4, 2009, for the sale of assets used in operating 4 of the Company’s retail stores, which stores are included in the PC Stores.  The Asset Purchase Agreement is subject to approval by the Bankruptcy Court, which has scheduled a hearing on the agreement for January 8, 2010.  Price Chopper made a $5,400,000 deposit toward the purchase price on December 16, 2009 pursuant to the Asset Purchase Agreement.  Price Chopper and the Company have made customary representations, warranties and covenants in the Asset Purchase Agreement, including, among others, a covenant by the Company to operate the PC Stores’ business in the ordinary course during the performance of the Asset Purchase Agreement.  Price Chopper may terminate the Asset Purchase Agreement if Price Chopper is a party to a joint bid for the acquisition of the Debtors’ assets, including the PC Stores, and that joint bid is accepted by the Company and approved by the Bankruptcy Court, and upon such termination Price Chopper would be entitled to the return of its deposit.  The Asset Purchase Agreement may also be terminated by either the Company or Price Chopper upon the occurrence of other specified events.

           The foregoing description of the terms of the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed herewith as Exhibit 2.2.

           The Asset Purchase Agreement has been included to provide securityholders with information regarding its terms.  This was not intended to provide any other factual information about the Debtors.  The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of such agreement.  The representations and warranties in the Asset Purchase Agreement may have been made for the purposes of allocating contractual risk between the parties to such agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit

2.1	Asset Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PENN TRAFFIC COMPANY
(Registrant)

By:	/s/ Daniel J. Mahoney
	Name:	Daniel J. Mahoney
	Title:	SVP, General Counsel

Date: December 18, 2009